                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Revised Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                                 COMBANC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                                  COMBANC, INC.




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 12, 1999


To the Holders of Common Stock of ComBanc, Inc.:

         The annual meeting of the shareholders of ComBanc, Inc., will be held at the Fraternal Order of Eagles, 1600 E. 5th Street, Delphos, Ohio, on Monday, April 12, 1999, at 1:00 p.m. The purposes of the meeting are:

         1. To elect seven (7) directors to hold office until their successors are duly elected and qualified.

         2. To transact any other business which may properly come before such meeting or any adjournment thereof.


A complete list of shareholders entitled to vote at the meeting will be available for inspection by shareholders at the office of ComBanc, Inc., at 230
E. Second St., Delphos, Ohio during the ten days prior to the meeting as well as at the meeting.


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN PROMPTLY YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO ITS BEING VOTED.





                                                  Rebecca L. Minnig
                                                  Secretary


March 5, 1999

                                  COMBANC, INC.
                              230 E. SECOND STREET
                               DELPHOS, OHIO 45833

                               ------------------
                                 PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 12, 1999


                         PERSONS MAKING THE SOLICITATION

         This proxy statement and the accompanying proxy form are being mailed to holders of Common Stock commencing on or about March 5, 1999, and are furnished in connection with the solicitation of proxies by the Board of Directors of ComBanc, Inc. (hereinafter referred to as "ComBanc" or the "Company"), at the expense of ComBanc through the mails for use at the annual meeting of shareholders to be held April 12, 1999, at 1:00 p.m., at the Fraternal Order of Eagles, 1600 E. 5th Street, Delphos, Ohio, or at any adjournment thereof. Employees of ComBanc may also solicit proxies by telephone and in person at no extra cost to ComBanc. ComBanc also may engage a proxy solicitation firm to solicit proxies, but has not engaged anyone to perform such services at this time. Properly signed and dated proxies received by the Secretary of ComBanc prior to or at the annual meeting will be voted as instructed thereon or, in the absence of such instruction, (a) "FOR" the election to the Board of Directors of the persons nominated by the Board, and
(b) in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting. Your proxy is revocable by written notice to the Secretary of ComBanc at any time prior to exercise and it shall be suspended if you are present at the meeting and elect to vote in person. Unless so revoked or suspended, the shares represented by each proxy will be voted at the meeting and at any adjournment thereof.


                                VOTING PROCEDURES

         A quorum consists of a majority of the shares entitled to vote represented at the annual meeting in person or by proxy. Abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares of Common Stock held in street name for customer accounts) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Once a share is represented at the meeting it is deemed present for quorum purposes throughout the meeting or any adjourned meeting unless a new record date is or must be set for the adjourned meeting.

         The seven nominees for director who receive the largest number of votes cast "For" will be elected as directors if a quorum is present. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election.

ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Annual Report of ComBanc on Form 10-K of the Securities and Exchange Commission for the fiscal year ended December 31, 1998 accompanies this Proxy Statement.


                     VOTING SECURITIES AND OWNERSHIP THEREOF
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Holders of record of Common Stock of ComBanc at the close of business February 16, 1999 (the "Record Date") will be entitled to one vote for each share of Common Stock then held. There were 2,376,000 shares of ComBanc's Common Stock outstanding on the Record Date.

         As of February 12, 1999, the following persons were known to ComBanc to be the beneficial owners of more than five percent of ComBanc's Common Stock. The information set forth in the table is as reported in a Schedule 13G as filed with the Securities and Exchange Commission.

               NAME AND ADDRESS OF                 AMOUNT AND NATURE OF
                BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP                     PERCENT OF CLASS
                ----------------                   --------------------                     ----------------
Paul D. Harter                                           144,964                                  6.10%
9818 W. State Road
Delphos, Ohio  45833


         The following table sets forth information as of February 12, 1999 with respect to beneficial ownership of the Common Stock of ComBanc by all of the directors and nominees named in this Proxy Statement, including ComBanc's chief executive officer, and directors, nominees and all executive officers of ComBanc as a group.

               NAME AND ADDRESS OF                       AMOUNT AND NATURE OF
                 BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP                PERCENT OF CLASS
                 ----------------                        --------------------                ----------------
Gary A. DeWyer                                                 11,320(1)                            *
Ronald R. Elwer                                                 2,960(2)                            *
Elmer J. Helmkamp                                              56,200(3)                          2.37%
Dwain I. Metzger                                                2,000                               *
C. Stanley Strayer                                            105,576(4)                          4.44%
Richard R. Thompson                                             4,760                               *
Paul G. Wreede                                                  2,425(5)                            *
All directors, nominees and executive officers as
a group (10 in number)                                        189,341
                                                                                                  7.97%

*Ownership is less than 1% of the class.





(1) Includes beneficial ownership of 1,720 shares which are subject to shared voting and investment power with his spouse.

(2) Includes beneficial ownership of 2,760 shares which are subject to shared voting and investment power with his spouse.

(3) Includes beneficial ownership of 30,280 shares which are subject to shared voting and investment power with his spouse.

(4) Includes 105,576 shares held in family trust.

(5) Includes 2,000 shares which are subject to shared voting and investment power with his spouse and 425 shares which are subject to shared voting and investment power with his daughter.


                              ELECTION OF DIRECTORS

          Seven directors are to be elected to the ComBanc Board of Directors to hold office until the next annual meeting and until their successors are elected and qualified.

         It is the intention of the persons named in the proxy unless otherwise directed, to vote the proxies given them for the election of these nominees. Each nominee is presently serving as a director of the Company and was elected by the shareholders. All nominees have consented to being named in this proxy statement and to serve if elected and the Board of Directors has no reason to believe that any of the named nominees will be unable to act. However, if any such nominee prior to election becomes unable or refuses to serve and the size of the Company's Board is not reduced accordingly, the proxies will be voted for such substitute nominee as may be selected by the Board of Directors of ComBanc.

NOMINEES

         The following table sets forth certain information with respect to the nominees of ComBanc who will be voted upon at the annual meeting. There were no arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for director. Dates indicate commencement of service as a director of ComBanc's predecessor, The Commercial Bank.

             NAME                              AGE                DIRECTOR SINCE
             ----                              ---                --------------
        Gary A. DeWyer                         58                      1974
        Ronald R. Elwer                        45                      1995
       Elmer J. Helmkamp                       70                      1967
       Dwain I. Metzger                        57                      1977
      C. Stanley Strayer                       53                      1977
      Richard R. Thompson                      57                      1974
        Paul G. Wreede                         48                      1987

         The Board of Directors of ComBanc met four times in 1998. In 1998 each director attended at least 75% of the meetings of the Board of Directors.

COMMITTEES OF THE BOARD

         The Board of Directors of ComBanc has not established any standing audit, nominating or compensation committees. ComBanc has no other committee which serves as a nominating committee. The Board of Directors of ComBanc nominates directors for election by shareholders.

         ComBanc was formed as a bank holding company under the federal Bank Holding Company Act of 1956 on August 31, 1998, through its acquisition of The Commercial Bank, an Ohio bank having the same principal office address as ComBanc. ComBanc's only subsidiary and only significant asset is The Commercial Bank. The Audit and Personnel Committees of The Commercial Bank Board of Directors function as the audit and compensation committees, respectively, of ComBanc. The Audit and Personnel Committees are described below.

Audit Committee. (Mr. Strayer, Chairman, and Mr. Thompson).

         The Audit Committee met four times during 1998. The responsibilities of the Audit Committee include recommending the appointment of and overseeing a firm of independent auditors whose duty it is to audit the books and records of ComBanc and its subsidiary for the fiscal year for which they are appointed; monitoring and analyzing the results of internal and regulatory examinations; monitoring ComBanc's and its subsidiary's financial and accounting organization and financial reporting; and oversight of the investment policies and portfolio of ComBanc and its subsidiary.

Personnel Committee. (Mr. DeWyer, Chairman, and Messrs. Helmkamp, Metzger and Wreede).

         The Personnel Committee functions as ComBanc's compensation committee. The Personnel Committee met one time in 1998. The Personnel Committee has the responsibility of recommending for the approval of the Board of Directors of ComBanc the remuneration arrangements for the directors and executive officers of ComBanc. The Personnel Committee's report on executive compensation matters for 1998 appears under the caption "Personnel Committee Report on Executive Compensation".





PRINCIPAL OCCUPATIONS OF DIRECTORS

         Except for The Commercial Bank, none of the corporations or organizations discussed below is an affiliate of ComBanc. There are no family relationships among any of the executive officers and directors.









         GARY A. DEWYER was President of KBC Leasing until 1998 and is now engaged in the management of personal investments.

         RONALD R. ELWER has been Executive Vice President of The Commercial Bank since

1990 and Executive Vice President and a Director of ComBanc since 1998.

         ELMER J. HELMKAMP has been an associate of Kolkmeyer-Helmkamp Orians Funeral Home since 1990.

         DWAIN I. METZGER has been engaged in farming since 1960.

         C. STANLEY STRAYER is retired, having served as Director of Business, Elida Local School District, until 1998.

         RICHARD R. THOMPSON has been President of Thompson Seed Farm, Inc., since 1974.

         PAUL G. WREEDE has been President, Chief Executive Officer and a Director of The Commercial Bank since 1990 and President, Chief Executive Officer and a Director of ComBanc since its formation in 1998.


                             EXECUTIVE COMPENSATION
                             AND OTHER INFORMATION

         General. The following information relates to compensation of management for the years ended December 31, 1998, 1997 and 1996.

         Executive Compensation. The following table sets forth compensation information for ComBanc's Chief Executive Officer. No executive officer earned more than $100,000 in any of 1998, 1997 or 1996.





                           SUMMARY COMPENSATION TABLE

                                                                                    Annual Compensation
                                                                       -------------------------------------------
            Name and Principal Position                     Year             Salary(A)               Bonus
            ---------------------------                     ----             ---------               -----
Paul G. Wreede                                              1998              $75,500               $1,750
     President and Chief                                    1997              $72,500               $2,989
     Executive Officer                                      1996              $70,500               $3,967

(A) Includes director fees of $10,000 in each year.

DIRECTOR COMPENSATION

         Directors of ComBanc are compensated for all services as a director in the following manner: each director received a one-time fee of $5,000 for service as a director of ComBanc and an additional one-time fee of $5,000 for service as a director of the Bank in 1998. Each director, other than Mr. Wreede and Mr. Elwer, received a fee of $350 for each Board meeting attended in 1998. Additionally, quarterly fees were paid to directors in 1998, with the exception of Mr. Wreede and Mr. Elwer, for attendance at The Commercial Bank Board committee meetings as follows: $300 for Loan Committee, and $125 for each of the Audit, Planning, Scholarship and Personnel Committees.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Overview. The Board of Directors of The Commercial Bank has established a Personnel Committee which functions as ComBanc's Compensation Committee. The Personnel Committee is responsible for developing and making recommendations to the Board of ComBanc with respect to ComBanc's executive compensation policies.

         Compensation Philosophy. This report reflects ComBanc's compensation philosophy as endorsed by the Personnel Committee. The Personnel Committee makes a recommendation regarding the level of compensation for Mr. Wreede. The Personnel Committee determines the level of compensation for all other Executive Officers within the constraints of the amounts approved by the Board.

         Essentially, the executive compensation program of ComBanc has been designed to:

         - Support a pay-for-performance policy that awards Executive Officers for corporate performance.
         - Motivate key Executive Officers to achieve strategic business goals.
         - Provide compensation opportunities which are comparable to those offered by other peer group companies; thus allowing the Bank to compete for and retain talented executives who are critical to the Bank's long-term success.

         Salaries. Effective January 1, 1998, the Personnel Committee recommended and the Board increased the salary paid to Mr. Wreede. The increase reflected consideration of competitive data reported in compensation surveys and the Personnel Committee's assessment of the performance of Mr. Wreede and recognition of The Commercial Bank's performance during 1997. In addition, the Personnel Committee approved compensation increases for all other Executive Officers of The Commercial Bank. Executive Officer salary increase determinations are based upon an evaluation of such executives' performance against goals set in the prior year.

         Cash Bonuses. The Bank pays bonuses to its executive officers. The award of a bonus to any employee is discretionary and in the case of Mr. Wreede is determined by the Board of Directors upon the recommendation of the Personnel Committee, and in all other cases is determined by the Personnel Committee upon the recommendation of management.

         Membership of the Personnel Committee. ComBanc Directors serving on the Personnel Committee are named below:

                  Gary A. DeWyer
                  Elmer J. Helmkamp
                  Dwain I. Metzger
                  Paul G. Wreede

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Regulations require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with The Commercial Bank. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future.

         Mr. Wreede, ComBanc's President and Chief Executive Officer, served on the Personnel Committee of The Commercial Bank, which is responsible for compensation.

         Although Mr. Wreede served on the Personnel Committee, he did not participate in any decisions regarding his own compensation as an executive officer. Each year, the Personnel Committee recommends the amount of the bonus award to Mr. Wreede and his salary for the ensuing year. Mr. Wreede does not participate in discussions nor decision-making relative to his own compensation. Mr. Wreede participated in decisions regarding compensation of other executive officers of the Company.

COMBANC PERFORMANCE

         The following graph shows a five-year comparison of cumulative total returns for ComBanc, the Dow Jones Equity Market Index and the Dow Jones Regional Bank Index.

                                    [GRAPH]


* Assumes the value of the investment in ComBanc Common Stock and each index was $100 on December 31, 1993 and that all dividends were reinvested.

The above graph is based on the following data points:

                                                        1993       1994        1995       1996       1997        1998
                                                        ----       ----        ----       ----       ----        ----
ComBanc, Inc.                                        $100.00    $119.43     $148.31    $166.67    $199.39     $228.54
Dow Jones Equity Market Index                        $100.00    $100.74     $138.69    $170.63    $228.57     $294.05
Dow Jones Regional Bank Index                        $100.00    $ 96.24     $153.91    $211.43    $330.28     $371.17

                      ADDITIONAL INFORMATION ON MANAGEMENT

         During the past year, certain directors and officers and one or more of their associates were customers of and had business transactions with ComBanc's bank subsidiary. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than a normal risk of collectability or present other unfavorable features. ComBanc expects that similar transactions will occur in the future.

         Section 16 of the Securities Exchange Act of 1934 requires ComBanc's executive officers, directors and more than ten percent shareholders and certain trusts affiliated with such persons ("Insiders") to file with the Securities and Exchange Commission and ComBanc reports of their ownership of ComBanc securities. Based upon written representations and copies of reports furnished to ComBanc by Insiders, all Section 16 reporting requirements applicable to Insiders during 1998 were satisfied on a timely basis.


                 SHAREHOLDERS PROPOSALS AND DIRECTOR NOMINATIONS

         If any shareholder of ComBanc wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of ComBanc to be held in 2000, the proposal must be received by the Secretary of ComBanc at the principal executive offices of ComBanc, 230 E. Second Street, Delphos, Ohio 45833, prior to the close of business on November 6, 1999. On any other proposal raised by a shareholder for next year's annual meeting, ComBanc intends that proxies received by it will be voted in the interest of the Company in accordance with the judgment of the persons named in the proxy and the proposal will be considered untimely, unless notice of the proposal is received by ComBanc not later than January 20, 2000.

         ComBanc's bylaws establish advance notice procedures as to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In order to make a director nomination at a shareholder meeting it is necessary that you notify ComBanc not fewer than 14 days in advance of the meeting unless ComBanc provides shareholders less than 21 days notice of the meeting and then notice of the nominations must be given not later than the seventh day after the notice of the meeting was mailed. In addition, the notice must meet all other requirements contained in our Bylaws. Any shareholder who wishes to take such action should obtain a copy of these Bylaws and may do so by written request addressed to the Secretary of ComBanc at the principal executive offices of ComBanc.


                              SELECTION OF AUDITORS

         E. S. Evans & Company ("E. S. Evans") has served ComBanc or its predecessor, The Commercial Bank, as its independent auditors since 1990. Selection of auditors for the current year will be made at the meeting of the Board of Directors of ComBanc scheduled for April 13, 1999. ComBanc anticipates that E. S. Evans will be selected. Representatives of E. S. Evans are expected to be present at the annual meeting of shareholders with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the meeting.

                                     GENERAL

         Management of ComBanc does not intend to present to the meeting any other matters not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment in the interest of ComBanc. The receipt of any report which may be submitted to the meeting is not to constitute approval or disapproval of any matters referred to in such report or reports.

                                         By order of the Board of Directors,


                                         Rebecca L. Minnig, Secretary

March 5, 1999



         TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY FORM FOR WHICH A RETURN ENVELOPE IS PROVIDED.

PROXY                             COMBANC, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 12, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of Common Stock of ComBanc, Inc. (the "Company") acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of the Company and the accompanying Proxy Statement dated March 5, 1999, and revoking any proxy previously given, hereby constitutes and appoints Harold J. Pohlman and David Hugh Evans, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of the Common Stock of the Company standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of the Company (the "ComBanc Meeting"), to be held at the Fraternal Order of Eagles, 1600 E. 5th Street, Delphos, Ohio, on Monday, April 12, 1999, at 1:00 p.m., upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement and to vote at the direction of management, on all other matters which may be properly presented for action at the ComBanc Meeting or any postponements or adjournments thereof.

1.       TO ELECT AS DIRECTORS THE NOMINEES SET FORTH BELOW:

        / /   FOR all of the nominees listed below                / /  WITHHOLD AUTHORITY to
              (except as marked to the contrary below).                vote for all of the nominees listed below.

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

                  Gary A. DeWyer      Ronald R. Elwer        Elmer J. Helmkamp
                  Dwain I. Metzger    C. Stanley Strayer     Richard R. Thompson
                  Paul G. Wreede

2. Upon management's direction, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

                                  DATE:


                                                   Signature(s)


                                                   Signature(s)

                                  Please date and sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign. When signing for a corporation, please sign the full corporate name by an authorized officer. When signing for a partnership, please sign in the partnership name by an authorized person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE.

          I/WE 0 DO OR 0 DO NOT EXPECT TO ATTEND THE COMBANC MEETING.